UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015, H. Richard Walton, Executive Vice President and Chief Financial Officer of Flotek Industries, Inc. (“Flotek” or the “Company”), was appointed as Chief Financial Officer Emeritus of the Company. On June 3, 2015, the Company and Mr. Walton entered into an Employment Agreement (the “Walton Employment Agreement”), effective as of May 29, 2015, pursuant to which Mr. Walton will serve as Chief Financial Officer Emeritus of the Company.

The Walton Employment Agreement (i) provides for a term of employment until the earlier of (1) December 31, 2015, (2) Mr. Walton’s resignation with or without Good Reason (as defined in the Walton Employment Agreement) or Mr. Walton’s death or disability, and (3) termination by the Company with or without Cause (as defined in the Walton Employment Agreement); (ii) provides that, upon termination of Mr. Walton’s employment by the Company without Cause or by Mr. Walton with Good Reason prior to the end of the term of employment and subject to the satisfaction of certain other specified conditions, Mr. Walton will be entitled to receive severance compensation in an amount equal to three-fourths of the sum of his annual base salary and target bonus, payable at the end of each of the nine full calendar months following the execution and effectiveness of a release agreement and in an amount equal to one-ninth of such severance compensation; and (iii) contains certain non-competition and non-solicitation restrictions for a period of 24 months following the date of termination of employment with the Company.

Pursuant to the Walton Employment Agreement, Mr. Walton will earn an annual base salary of $350,000. In addition to the foregoing, Mr. Walton will be entitled to certain other perquisites, including annual bonuses in accordance with the Company’s management incentive plan and performance unit plan for the 2015 calendar year and reimbursement for certain expenses. The description of the Walton Employment Agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Also on May 29, 2015, Robert M. Schmitz was appointed as Executive Vice President and Chief Financial Officer of Flotek. Mr. Schmitz, 60, previously served as Flotek’s Vice President and Corporate Controller since June 2013. Prior to joining Flotek, Mr. Schmitz served as Vice President and Chief Accounting Officer at Champion Technologies Inc., a major supplier of production chemicals to the oil and gas industry. Mr. Schmitz also worked at Shell Oil Company, ultimately serving as Chief Financial Officer of the Shell Energy Services division. He also worked as Accounting Director at Dynegy. Mr. Schmitz graduated from Kansas State University with a degree in Business Administration and is a Certified Public Accountant.

The Company and Robert M. Schmitz entered into an Employment Agreement on May 29, 2015 (the “Schmitz Employment Agreement”), pursuant to which Mr. Schmitz will serve as Executive Vice President and Chief Financial Officer of the Company. The Schmitz Employment Agreement is effective as of May 1, 2015.

The Schmitz Employment Agreement (i) provides for a term of employment until the earlier of (1) April 30, 2017, (2) Mr. Schmitz’s resignation with or without Good Reason (as defined in the Schmitz Employment Agreement) or Mr. Schmitz’s death or disability, and (3) termination by the Company with or without Cause (as defined in the Schmitz Employment Agreement); (ii) provides that, upon termination of Mr. Schmitz’s employment by the Company without Cause or by Mr. Schmitz with Good Reason prior to the end of the term of employment and subject to the satisfaction of certain other specified conditions, Mr. Schmitz will be entitled to receive severance compensation in an amount equal to three-fourths of the sum of his annual base salary and target bonus, payable at the end of each of the nine full calendar months following the execution and effectiveness of a release agreement and in an amount equal to one-ninth of such severance compensation; and (iii) contains certain non-competition and non-solicitation restrictions for a period of 24 months following the date of termination of employment with the Company.

Pursuant to the Schmitz Employment Agreement, Mr. Schmitz will earn an annual base salary of $330,000. In addition to the foregoing, Mr. Schmitz will be entitled to certain other perquisites, including annual bonuses in accordance with the Company’s performance unit plan and management incentive plan with a target cash bonus of $231,000 for the 2015 calendar year and reimbursement for certain expenses. The description of the Schmitz Employment Agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.2 to this Form 8-K, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Walton Employment Agreement dated June 3, 2015

10.2	Schmitz Employment Agreement dated May 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: June 4, 2015	By:	/s/ Robert M. Schmitz
Robert M. Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Walton Employment Agreement dated June 3, 2015

10.2	Schmitz Employment Agreement dated May 29, 2015